UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, Security Federal Corporation (“Company”), the bank holding company of Security Federal Bank (“Bank”), announced that Frank M. Thomas, Jr. will retire as President of the Bank effective June 6, 2014.  The Bank’s Board of Directors has appointed Richard T. Harmon to serve as President of the Bank effective June 6, 2014.  The Company’s Board of Directors also promoted Roy G. Lindburg, the Company’s and the Bank’s Chief Financial Officer, to President of the Company effective June 6, 2014.  In addition, Jessica T. Cummins, Treasurer of the Company and the Bank, has been promoted to Chief Financial Officer of the Company and the Bank effective June 6, 2014.  On May 19, 2014, the Company issued a press release announcing the retirement of Mr. Thomas and the appointments of Mr. Harmon, Mr. Lindburg and Ms. Cummins, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)             Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1           Press Release of Security Federal Corporation dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: May 19, 2014	By:	/s/J. Chris Verenes
J. Chris Verenes
Chief Executive Officer